UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2008

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia	31408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

102 Fahm Street, Savannah, Georgia  31401

Former name or former address, if changed since last report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2008, the Compensation Committee of the Board of Directors of Citi Trends, Inc. (the “Company”) increased the salary and bonus opportunity for James A. Dunn, the Company’s Senior Vice President of Store Operations, and Bruce D. Smith, the Company’s Senior Vice President and Chief Financial Officer, and increased the salary for R. Edward Anderson, the Company’s Chairman and Chief Executive Officer.  Mr. Dunn’s base salary was increased to $210,000 and his bonus opportunity was increased to 50% of his base salary.  Mr. Smith’s base salary was increased to $280,000 and his bonus opportunity has been increased to 50% of his base salary.  Mr. Anderson’s annual base salary was increased to $500,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: March 25, 2008	By:	/s/ Bruce D. Smith

Name: Bruce D. Smith
Title: Chief Financial Officer